Exhibit 32
Certification of the Company’s Chief Executive Officer and Chief Financial Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)
Pursuant to 18 U.S.C. Section 1350, the undersigned officers of Continental Resources, Inc. (the “Company”) hereby certify that the Company’s Report on Form 10-Q for the quarterly period ended September 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Harold G. Hamm	/s/ John D. Hart
Harold G. Hamm	John D. Hart
Chairman of the Board and Chief Executive Officer	Sr. Vice President, Chief Financial Officer and Treasurer
November 7, 2017	November 7, 2017